Exhibit 99.1

Keysight Technologies Reports First Quarter 2017 Results

SANTA ROSA, Calif., Feb. 16, 2017 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the first fiscal quarter of 2017 ended Jan. 31, 2017.

“The first quarter was another strong quarter with earnings above the mid-point of our guidance. We continued to see strong demand for our leading-edge technology solutions and believe we are well positioned within our markets,” said Ron Nersesian, Keysight president and CEO.

“We continue to make progress on our strategy and are accelerating our transformation for growth with the proposed acquisition of Ixia. We are confident this strategic move will expand our growth opportunities in the communications lifecycle from development through operations,” Nersesian added.

First Quarter Financial Summary

•	Revenue was $726 million, compared with $721 million on a GAAP basis and $726 million on a non-GAAP basis in the first quarter of 2016.

•	GAAP operating margin was 22 percent, compared with 14 percent in the first quarter of 2016. Non-GAAP operating margin was 18 percent, compared with 18 percent in the first quarter of 2016.

•
GAAP net income was $109 million, or $0.63 per share, compared with $64 million, or $0.37 per share in the first quarter of 2016. Non-GAAP net income was $98 million, or $0.57 per share, compared with $95 million, or $0.55 per share in the first quarter of 2016.

•	As of Jan. 31, 2017, cash and cash equivalents totaled $896 million.

Reporting Segments

•	Communications Solutions Group (CSG)
CSG revenue was $434 million in the first quarter, compared to $440 million in the prior year first quarter. Growth in commercial communications was offset by decline in aerospace, defense and government.

•	Electronic Industrial Solutions Group (EISG)
EISG revenue was $192 million in the first quarter, compared to $191 million in the first quarter of 2016. Growth in semiconductor measurement was offset by decline in general electronics measurement solutions.

•	Services Solutions Group (SSG)
SSG revenue in the first quarter grew 5 percent year-over-year to $100 million when compared with $95 million in the first quarter of 2016. SSG revenue growth was driven by an increase in calibration services and remarketed solution sales.

Second Fiscal Quarter Outlook

Keysight provides guidance based on current market conditions and expectations.

Keysight’s second quarter 2017 revenue is expected to be in the range of $720 million to $760 million. Second quarter non-GAAP earnings per share are expected to be in the range of $0.54 to $0.68. Non-GAAP earnings per share as projected for the second quarter of fiscal year 2017 exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled “Non-GAAP Measures” below.

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Webcast

Keysight’s management will present more details about its first quarter FY2017 financial results and its second quarter FY2017 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q1 2017 Keysight Technologies Inc. Earnings Conference Call” to participate. The webcast will remain on the company site for 90 days.

A telephone replay of the conference call will be available at approximately 4:30 p.m. PT, Feb. 16 through Feb. 23 by dialing +1 855-859-2056 (or +1 404-537-3406 from outside the U.S.) and entering pass code 38573935.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Keysight’s future revenues, earnings and profitability; the future demand for the company’s products and services; and customer expectations. These forward-looking statements involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing; timing and ability to close the Ixia acquisition, and the risk that we are not able to realize the savings or benefits expected from integration and restructuring activities.

In addition, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended October 31, 2016. Forward-looking statements are based on the beliefs and assumptions of Keysight’s management and on currently available information. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement.

Non-GAAP Measures

Keysight uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. The definitions of these non-GAAP financial measures may differ from similarly titled measures used by others, and such non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. Keysight generally uses non-GAAP financial measures to facilitate management’s comparisons to historic operating results, to competitors’ operating results and to guidance provided to investors. In addition, Keysight believes that the use of these non-GAAP financial measures provides greater transparency to investors of information used by management in its financial and operational decision-making.

Segment data reflect the results of our reportable segments under its management reporting system, which are not necessarily in conformity with GAAP financial measures. Segment revenue and income from operations are consistent with the non-GAAP measure as described below. Segment data are provided on page 6 of the attached tables, along with additional information regarding the use of this data.

Non-GAAP revenue for Q1 FY16 excludes the impact of fair value adjustment to acquisition-related deferred revenue balances. Non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share for Q1 FY17, Q1 FY16 and as projected for Q2 FY17 exclude primarily the impacts of

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share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, Japan pension settlement gain and non-cash intangible amortization. Keysight also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Earnings per share is based on diluted shares.

The reconciliation between revenue and non-GAAP revenue and operating margin and non-GAAP operating margin for Q1 FY17 and Q1 FY16 is set forth on page 4, and the reconciliation between non-GAAP net income and GAAP net income is set forth on page 5 of the attached tables, along with additional information regarding the use of these non-GAAP measures.

Keysight utilizes a fixed long-term projected non-GAAP tax rate. When projecting this long-term rate, Keysight excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, Keysight evaluates its current long-term projections, current tax structure and other factors such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected Non-GAAP earnings per share for second quarter 2017 to GAAP amounts.

About Keysight Technologies

Keysight Technologies (NYSE: KEYS) helps customers bring breakthrough electronic products and systems to market faster and at a lower cost. Keysight’s solutions go where the electronic signal goes, from design simulation, to prototype validation, to manufacturing test, to optimization in the network. Customers span the worldwide communications ecosystem, internet infrastructure, aerospace & defense, automotive, semiconductor and general electronics end markets. Keysight generated revenues of $2.9B in fiscal year 2016. More information is available at www.keysight.com.

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Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, Google+, LinkedIn, Twitter and YouTube.
EDITORIAL CONTACT:
Jeff Weber
+1 707 577 2845
jeff_weber@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707 577 6916
jason.kary@keysight.com

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,		Percent
	2017	2016	Inc/(Dec)

Orders	$695	$679	2%

Net revenue	$726	$721	1%

Costs and expenses:
Cost of products and services	322	329	(2)%
Research and development	108	108	(1)%
Selling, general and administrative	213	200	7%
Other operating expense (income), net	(79)	(14)	447%
Total costs and expenses	564	623	(10)%

Income from operations	162	98	66%

Interest income	1	1	— %
Interest expense	(12)	(12)	— %
Other income (expense), net	1	(3)	(106)%

Income before taxes	152	84	81%

Provision for income taxes	43	20	116%

Net income	$109	$64	70%

Net income per share:
Basic	$0.64	$0.37
Diluted	$0.63	$0.37

Weighted average shares used in computing net income per share:
Basic	171	171
Diluted	173	172

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	January 31,	October 31,
	2017	2016
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$896	$783
Accounts receivable, net	395	437
Inventory	479	474
Other current assets	162	160
Total current assets	1,932	1,854

Property, plant and equipment, net	494	512
Goodwill	721	736
Other intangible assets, net	197	208
Long-term investments	60	55
Long-term deferred tax assets	342	392
Other assets (a)	123	39
Total assets	$3,869	$3,796

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$172	$189
Employee compensation and benefits	146	183
Deferred revenue	191	180
Income and other taxes payable	19	41
Other accrued liabilities	68	51
Total current liabilities	596	644

Long-term debt (a)	1,093	1,093
Retirement and post-retirement benefits	384	405
Long-term deferred revenue	74	72
Other long-term liabilities	74	69
Total liabilities	2,221	2,283

Total Equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value, 1 billion shares authorized; 174 million shares at January 31, 2017 and 172 million shares at October 31, 2016, issued	2	2
Treasury stock at cost; 2.3 million shares at January 31, 2017 and October 31, 2016 respectively	(62)	(62)
Additional paid-in-capital	1,271	1,242
Retained earnings	1,048	949
Accumulated other comprehensive loss	(611)	(618)
Total stockholders' equity	1,648	1,513
Total liabilities and equity	$3,869	$3,796

(a) Early adoption of ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, resulted in the reclassification of $7 million of unamortized debt issuance costs related to senior notes from, "Other assets" to "Long-term debt" as of January 31, 2017 and October 31, 2016.

The preliminary balance sheet is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,
	2017	2016

Cash flows from operating activities:
Net income	$109	$64

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32	33
Share-based compensation	18	16
Excess tax benefit from share-based plans	(2)	(1)
Deferred taxes	40	4
Excess and obsolete inventory related charges	3	8
Gain on sale of land	(8)	(10)
Other non-cash expenses, net	—	2
Changes in assets and liabilities:
Accounts receivable	40	33
Inventory	(10)	(4)
Accounts payable	(12)	(22)
Employee compensation and benefits	(36)	(29)
Income taxes payable	(15)	2
Retirement and post-retirement benefits	(71)	(13)
Other assets and liabilities	14	9
Net cash provided by operating activities (a)	102	92

Cash flows from investing activities:
Investments in property, plant and equipment	(16)	(34)
Proceeds from sale of land	8	10
Net cash used in investing activities	(8)	(24)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	19	24
Excess tax benefit from share-based plans	2	1
Net cash provided by financing activities	21	25

Effect of exchange rate movements	(2)	(4)

Net increase in cash and cash equivalents	113	89

Cash and cash equivalents at beginning of the period	783	483

Cash and cash equivalents at end of the period	$896	$572

(a) Cash payments included in operating activities:
Income tax payments, net	17	8

The preliminary cash flow is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP REVENUE AND OPERATING MARGIN RECONCILIATIONS
(In millions, except where noted)
(Unaudited)
PRELIMINARY

	Q1'17	Q1'16
Revenue	$726	$721
Acquisition related fair value adjustments	—	5
Non-GAAP Revenue	$726	$726

	Q1'17	Q1'16

Income from operations, as reported	$162	$98
Intangible amortization	10	11
Share-based compensation	18	16
Acquisition and integration costs	6	2
Acquisition-related fair value adjustments	—	5
Separation and related costs	6	5
Japan pension settlement gain	(68)	—
Restructuring and related costs	2	—
Other	(8)	(8)
Non-GAAP income from operations	$128	$129

GAAP Operating Margin	22%	14%
Non-GAAP Operating Margin	18%	18%

Non GAAP revenue for Q1'16 is defined to exclude the fair value adjustments to the Anite acquisition-related deferred revenue balances.

We provide non-GAAP income from operations and non-GAAP operating margin in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, Japan pension settlement gain and non-cash intangible amortization. Some of the exclusions may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from income from operations to Non-GAAP income from operations is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY
	Three Months ended
	January 31,
	2017		2016
	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income	$109	$0.63	$64	$0.37
Non-GAAP adjustments:
Intangible amortization	10	0.06	11	0.07
Share-based compensation	18	0.10	16	0.09
Acquisition and integration costs	6	0.04	—	—
Acquisition-related fair value adjustments	—	—	5	0.03
Separation and related costs	6	0.04	5	0.03
Japan pension settlement gain	(68)	(0.39)	—	—
Restructuring and related costs	2	0.01	—	—
Other	(8)	(0.05)	(6)	(0.04)
Adjustment for taxes (a)	23	0.13	—	—
Non-GAAP Net income	$98	$0.57	$95	$0.55

Weighted average shares outstanding - diluted	173		172

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For three months ended January 31, 2017 and 2016, management uses a non-GAAP effective tax rate of 17%, which we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, Japan pension settlement gain and non-cash intangible amortization. Some of the exclusions may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Intangible amortization includes non-cash intangible amortization recognized in connection with acquisitions.
Share-based compensation includes expense for all share-based payment awards made to our employees and directors including employee stock option awards, restricted stock units, employee stock purchases made under our employee stock purchase plan (“ESPP”) and performance share awards granted to selected members of our senior management under the long-term performance plan (“LTPP”) based on estimated fair values.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination that have been expensed during the period. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Acquisition-related fair value adjustments includes business combination accounting effects from the acquisition including reduction in revenue and increase in cost of sales due to the respective estimated fair value adjustments to deferred revenue and inventory.

Separation and related costs include all incremental expenses incurred in order to effect the separation of Keysight from Agilent, including the cost of new hires specifically required to operate two separate companies. The intent is to only include in non-GAAP expenses what would not have been incurred if we had no plan to spin-off. These costs include, among other things, branding, legal, accounting and other advisory fees and other costs to separate and transition from Agilent.

Japan Pension settlement gain represents the gain recognized related to the dissolution of our Japanese Employees’ Pension Fund in December 2016 and transfer of the related assets and obligations to the Japanese government.

Restructuring and related costs include incremental expenses incurred in the period associated with publicly announced major restructuring programs, usually aimed at material changes in business and/or cost structure. Such costs may include one-time termination benefits, asset impairments, facility-related costs and contract termination fees. and other one time reorganization costs.

Management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Management recognizes that items such as amortization of intangibles, restructuring charges etc. can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from GAAP to Non-GAAP net income is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			YoY
	Q1'17	Q1'16	% Chg
Revenue	$434	$440	(1)%
Gross Margin, %	61%	60%
Income from Operations	$72	$78
Operating Margin, %	17%	18%

Electronic Industrial Solutions Group			YoY
	Q1'17	Q1'16	% Chg
Revenue	$192	$191	— %
Gross Margin, %	60%	57%
Income from Operations	$42	$38
Operating Margin, %	22%	20%

Services Solutions Group			YoY
	Q1'17	Q1'16	% Chg
Revenue	$100	$95	5%
Gross Margin, %	39%	40%
Income from Operations	$14	$13
Operating Margin, %	14%	14%

Segment data reflect the results of our reportable segments under Keysight's management reporting system which are not necessarily in conformity with GAAP financial measures. Net revenue for Communications Solutions Group excludes the impact of fair value adjustments to acquisition related deferred revenue balances for the Anite acquisition of $0 million for Q1'17 and $5 million for Q1'16, respectively. Income from operations of our reporting segments exclude primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, Japan pension settlement gain and non-cash intangible amortization.

The preliminary segment information is estimated based on our current information.